UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2007

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 10, 2007, Gary L. McArthur, Vice President and Chief Financial Officer of Harris Corporation ("Harris") established a pre-arranged plan to exercise options to purchase shares of Harris common stock and to subsequently sell the shares acquired upon such exercises. The plan provides for the sale of up to 24,000 shares of Harris stock acquired upon the exercise of stock options beginning in November 2007 and ending in June 2008, subject to specified limitations and minimum price thresholds. The plan was established as part of Mr. McArthur’s long-term strategy for asset diversification and financial, estate and tax planning activities. Mr. McArthur’s plan was established in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Harris insider trading policy.

On August 10, Mr. McArthur also exercised options to purchase 20,000 shares of Harris common stock and sold such shares.

Mr. McArthur’s ownership interest in Harris is and will remain in excess of the Harris stock ownership guidelines. The transactions under the plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

Rule 10b5-1 permits individuals to establish pre-arranged stock trading plans when they are not in possession of material non-public information, and allows such pre arranged trades to be made pursuant to the plan regardless of any subsequent material non-public information that an individual may receive. Using these plans, individuals can prudently and gradually diversity their investment portfolios over time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

August 10, 2007	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, Associate General Counsel and Corporate Secretary